UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2006

ONETRAVEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8662	23-2265039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Peachtree Dunwoody Road Building G, Suite 300 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 730-2860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2005, OneTravel Holdings, Inc. (the “Registrant”) received a notice from the American Stock Exchange (the “AMEX”), the national securities exchange that maintains the principal listing for the Registrant’s common stock, of the AMEX’s intention to file an application with the Securities and Exchange Commission to strike the common stock of the Registrant from listing and registration on the AMEX due to the failure to satisfy certain of the AMEX’s continued listing standards, specifically the failure to comply with sections 134 and 1001 of the AMEX Company Guide. This notice relates to the failure of the Registrant to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 with the Securities and Exchange Commission, as required by Sections 134 and 1101 of the AMEX Company Guide.

The Registrant has requested an oral hearing in order to appeal the determination to strike the common stock of the Registrant from listing and registration on the AMEX.

The press release issued by the Registrant on February 7, 2006 with respect to this matter is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit  No. Description

99.1  Press Release issued February 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006

ONETRAVEL HOLDINGS, INC.

By: /s/ Marc E. Bercoon
Marc E. Bercoon,
President

Exhibit Index

Exhibit  No. Description

99.1  Press Release issued February 7, 2006